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                                                                       EXHIBIT 5



                                          November 11, 1999



Teltran International Group, Ltd.
One Penn Plaza, Suite 4632
New York, New York 10119

     Re: Registration Statement on Form S-8 under the Securities Act of 1933

Ladies and Gentlemen:

      In our capacity as counsel to Teltran International Group, Ltd. (the "Company"), a Delaware corporation, we have been asked to render this opinion in connection with a Registration Statement on Form S-8, being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering an aggregate of 3,307,500 shares (the "Plan Shares") of Common Stock, $0.01 par value, which will be issuable upon the exercise of options granted (or to be granted) under the Company's 1998 Stock Option Plan (the "Plan").

      In connection with, and as the basis for, the opinion we render herein, we have examined the Certificate of Incorporation and the By-Laws of the Company, both as amended to date, the Plan, the Registration Statement, corporate proceedings of the Company relating to the granting of options under the Plans and such other instruments and documents as we have deemed relevant under the circumstances.

      In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date in connection with the Plans and the granting of options under the Plans.

      Based upon and subject to the foregoing, we are of the opinion that:

      (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

      (2) The Plan Shares, when duly issued upon the due, timely and proper exercise of options granted under the Plans, will be duly and validly authorized and fully paid and non-assessable.

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      We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name in "Item 5 - Interests of Named Experts and Counsel" in the Registration Statement.

                                          Very truly yours,

                                          PARKER DURYEE ROSOFF & HAFT